Exhibit 5.1

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750

December 30, 2010

Physicians Formula Holdings, Inc.
1055 West 8th Street
Azusa, California 91702

       Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) of Physicians Formula Inc., a Delaware corporation (the “Corporation”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the registration of a proposed issuance of up to an aggregate of 271,793 shares, par value $0.01 per share (the “Shares”) of the Corporation’s Common Stock pursuant to the Corporation’s Amended and Restated Equity Incentive Plan (the “Plan”).

    In connection with this offering, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Amended and Restated By-laws of the Corporation as amended to date, the Plan, and such other documents and corporate records relating to the Corporation as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Delaware General Corporation Law and federal securities laws as in effect on the date hereof.

    On the basis of the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be legally issued, fully paid and non-assessable.
    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By providing such consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP